                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               CytRx Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               CYTRX CORPORATION
                             154 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092

                                                                    May 15, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of CytRx Corporation. The meeting will be held in the Medlock Auditorium at the Northeast Atlanta Hilton Hotel, 5993 Peachtree Industrial Boulevard, Norcross, Georgia. It will begin at 10:00 a.m. local time on Tuesday, June 27, 2000.

     The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes five items to be voted on by the stockholders. At the Annual Meeting, I will also report on the current operations of the Company and will be available to respond to questions from stockholders.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Particularly with respect to Proposals II and III, it is important that you vote your shares, since approval of these items requires the affirmative vote of a majority of all shares outstanding, rather than a majority of the votes cast. You are urged to complete, sign, date and return the enclosed proxy card (or use the telephone or internet voting procedures, if offered by your broker), even if you plan to attend the meeting.

     We hope you will plan to join us.

                                           Sincerely,

                                           /s/ Jack J. Luchese

                                           Jack J. Luchese
                                           President and
                                           Chief Executive Officer

                               CYTRX CORPORATION
                             154 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092

                     NOTICE TO THE HOLDERS OF COMMON STOCK
                       OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 27, 2000

     Notice is hereby given to the holders of the $.001 par value per share Common Stock (the "Common Stock") of CytRx Corporation (the "Company") that the Annual Meeting of Stockholders of the Company will be held in the Medlock Auditorium at the Northeast Atlanta Hilton Hotel, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, on Tuesday June 27, 2000, at 10:00 a.m., local time (the "Annual Meeting"), for the following purposes:

       (i) To elect one Class III director to serve until the 2003 Annual Meeting of Stockholders;

      (ii) To approve an amendment to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 18,750,000 to 50,000,000 shares;

     (iii) To approve an amendment to the Company's Certificate of Incorporation to increase the Company's authorized Preferred Stock, par value $.01 per share, from 1,000 to 1,001,000 shares;

      (iv) To approve the issuance and sale from time to time to Majorlink Holdings Limited of up to 5,000,000 shares of Common Stock in accordance with the terms of a Private Equity Line of Credit Agreement;

       (v) To ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2000; and

      (vi) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only those stockholders of record at the close of business on April 28, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The Company's transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Mark W. Reynolds
                                          Mark W. Reynolds
                                          Secretary

May 15, 2000

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

                               CYTRX CORPORATION
                             154 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092

                                PROXY STATEMENT

                                                                    May 15, 2000

                                  INTRODUCTION

     This Proxy Statement is furnished to holders of the $.001 par value per share Common Stock ("Common Stock") of CytRx Corporation, a Delaware corporation (the "Company" or "CytRx"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of Common Stock for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. local time at the Hilton Hotel at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, on Tuesday, June 27, 2000, and at any adjournments thereof (the "Annual Meeting").

     At the Annual Meeting, the stockholders of the Company will vote upon the following matters: (i) a proposal to elect one Class III director to the Company's Board of Directors; (ii) a proposal to amend the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 18,750,000 to 50,000,000 shares; (iii) a proposal to amend the Company's Certificate of Incorporation to increase the Company's authorized Preferred Stock, par value $.01 per share (the "Preferred Stock"), from 1,000 to 1,001,000 shares; (iv) a proposal to approve the issuance and sale from time to time to Majorlink Holdings Limited of up to 5,000,000 shares of Common Stock in accordance with the terms of a Private Equity Line of Credit Agreement; (v) a proposal to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2000; and (vi) such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     The Company's mailing address and the location of its principal executive offices are 154 Technology Parkway, Norcross, Georgia 30092. This Proxy Statement and the accompanying Proxy are first being mailed to stockholders of the Company on or about May 15, 2000.

STOCKHOLDERS ENTITLED TO VOTE

     Only stockholders of record of the Company at the close of business on April 28, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of stockholders of record on the Record Date.

     On the Record Date, there were 9,580,050 shares of the Common Stock issued and outstanding held by approximately 1,500 stockholders of record.

QUORUM AND VOTING REQUIREMENTS

     The Bylaws provide that the presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to be cast on a matter at the Annual Meeting shall constitute a quorum. Holders of Common Stock are entitled to one vote per share. For the purpose of determining the presence of a quorum, abstentions will be counted as present, but broker non-votes will not be counted.

     The affirmative vote of a plurality of the votes cast at the Annual Meeting will be required for approval of Proposal I to elect one Class III director to the Company's Board of Directors. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock that are outstanding will be required for approval of Proposal II, to increase the Company's authorized shares of Common Stock from 18,750,000 to 50,000,000 shares, and Proposal III, to increase the Company's authorized shares of Preferred Stock from 1,000 to 1,001,000 shares. The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for approval of Proposal IV, to approve the issuance and sale from time to time to Majorlink Holdings

Limited of up to 5,000,000 shares of Common Stock in accordance with the terms of a Private Equity Line of Credit Agreement, and Proposal V, to ratify Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2000.

     With regard to the election of directors: (i) votes that are withheld will be excluded entirely from the vote and will have no effect; and (ii) abstentions and broker non-votes will have no effect since approval by a percentage of the shares present or outstanding is not required.

     Abstentions and broker non-votes will be considered present and entitled to vote at the meeting but will not be counted as votes cast. Therefore, abstentions and broker non-votes will have the effect of a vote against Proposals II and III, but will have no effect on the adoption of Proposals IV or V.

PROXIES

     If the enclosed Proxy is executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED
(1) IN FAVOR OF ALL PROPOSALS DESCRIBED IN THIS PROXY STATEMENT AND (2) IF THE COMPANY DID NOT HAVE NOTICE ON OR BEFORE MARCH 27, 2000 OF ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF, IN THE SOLE DISCRETION OF THE PROXIES AS TO SUCH MATTERS.

     A stockholder who has given a Proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of Proxies should be addressed as follows: CytRx Corporation, 154 Technology Parkway, Norcross, Georgia 30092, Attention: Mark W. Reynolds, Secretary.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

     Pursuant to the Company's Bylaws, the Board of Directors has set the number of directors of the Company at five and proxies cannot be voted for a greater number of persons. The Restated Certificate of Incorporation and Bylaws of the Company provide that the members of the Board of Directors are divided into three classes, one class to be elected at each annual meeting of stockholders and to serve for a term of three years.

     Mr. Jack L. Bowman, whose term expires at the Annual Meeting, is not standing for re-election at the Annual Meeting. As a result, the Board reduced the size of the Board from six to five directors and the number of Class III directors from two to one. The Board of Directors has nominated Max Link for election as a Class III director of the Company to serve until the Company's 2003 annual meeting of stockholders, his successor is elected and qualified, or his earlier death, resignation or removal. The Board would like to take this opportunity to thank Mr. Bowman for his many years of excellent service to the CytRx Corporation.

     The following is certain information concerning the nominee for election as well as the directors whose terms of office will continue after the Annual Meeting, which information includes each directors age in parentheses after his name.

CURRENT NOMINEE

    CLASS III -- NOMINEE TO SERVE AS DIRECTOR UNTIL THE 2003 ANNUAL MEETING

     MAX LINK (59) first became a director of CytRx in 1996. From May 1993 to June 1994, Dr. Link served as the Chief Executive Officer of Corange U.S. Holdings, Inc. (the holding company for Boehringer Mannheim Therapeutics, Boehringer Mannheim Diagnostics and DePuy International). From 1992 to 1993, Dr. Link was Chairman of Sandoz Pharma. From 1987 to 1992, Dr. Link was the Chief Executive Officer of Sandoz Pharma, Ltd. and a member of the Executive Board of Sandoz, Ltd., Basel. Prior to 1987, Dr. Link served in various capacities with the United States operations of Sandoz, including President and Chief Executive Officer. Dr. Link also serves as a director of Access Pharmaceuticals, Alexion Pharmaceuticals, Inc., Cell Therapeutics, Inc., Discovery Laboratories, Inc., Human Genome Sciences, Inc. and Protein Design Laboratories, Inc.

     The persons designated as proxies intend to vote the shares represented thereby in favor of the election to the Board of Directors of the nominee, unless either authority to vote for the nominee is withheld or such proxy has previously been revoked. It is believed that the nominee will be available and able to serve as director. In the event that the nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other person as they may select. It is anticipated that management stockholders of the Company will vote for the election of the nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR ELECTION AS DIRECTOR. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES REPRESENTED AND ENTITLED TO VOTE IN THE ELECTION AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEE.

CONTINUING DIRECTORS

              CLASS I -- TERM EXPIRING AT THE 2001 ANNUAL MEETING

     LYLE A. HOHNKE (57) first became a director of CytRx in 1996. Since 1994, Dr. Hohnke has served as a member of Javelin Capital Fund, LLC, a general partner of Javelin Ventures, LP, a company engaged in venture capital investments. From 1991 to 1994 Dr. Hohnke was General Partner for Heart Land Seed Capital Fund. Dr. Hohnke also serves as a director of Heska Corporation as well as a number of privately-held companies.

     JACK J. LUCHESE (51) has been President and Chief Executive Officer and a director of the Company since March 1989. Prior to joining the Company, Mr. Luchese served as Vice President and General Manager of the Armour Pharmaceutical Corporation, and as Vice President, Corporate Business Development and a member of the Management Committee of Rorer Group, Inc. (now Rhone-Poulenc Rorer). Prior to joining Rorer Group, Inc., Mr. Luchese was with Johnson & Johnson Company for 15 years where he held various positions in business development, licensing, sales, new product marketing, and finance.

              CLASS II -- TERM EXPIRING AT THE 2002 ANNUAL MEETING

     RAYMOND C. CARNAHAN, JR. (74) first become a director of CytRx in 1991. Mr. Carnahan has over 39 years of experience in cost controls and operational systems in a variety of industries. Prior to his retirement in 1991, Mr. Carnahan served as Manager, International Cost Analysis planning for Johnson & Johnson International from 1974 to 1991. Mr. Carnahan has provided consulting services to Waterford-Wedgewood Corporation in England and to Torf Pharmaceutical Corporation in Poland and serves as President for the Morristown Memorial Hospital Chaplaincy Service in Morristown, New Jersey.

     HERBERT H. MCDADE, JR. (73) first became a director of CytRx in 1990. From 1989 to 1996 Mr. McDade has served as Chairman, President and Chief Executive Officer of Chemex Pharmaceuticals, Inc. (now Access Pharmaceuticals, Inc.). From 1986 to 1989 he was Chairman and President of Armour Pharmaceutical Corporation, a wholly-owned subsidiary of Rorer Group, Inc. (now Rhone-Poulenc Rorer). Prior to 1986, Mr. McDade served as Vice President of the Revlon Corporation. Mr. McDade serves as a director of Access Pharmaceuticals, Inc., Discovery Laboratories, Inc. and CellPath, Inc.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     Board of Directors. The property, affairs and business of the Company are under the general management of its Board of Directors as provided by the laws of Delaware and the Bylaws of the Company. The Company has standing Audit and Compensation Committees of the Board of Directors.

     The Board of Directors held nine meetings during 1999. Each director attended at least 75% of the total meetings of the Board and the committees on which they served during 1999.

     Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are Raymond C. Carnahan, Jr. (Chairman), Jack L. Bowman and Lyle A. Hohnke. The Audit Committee held one meeting during 1999.

     Compensation Committee. The Compensation Committee is authorized to review annual salaries and bonuses and has the authority to determine the recipients of options, the time or times at which options shall be granted, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option. The Committee also is authorized to interpret the CytRx Corporation 1986, 1994 and 1995 Stock Option Plans and the CytRx Corporation 1998 Long-Term Incentive Plan (collectively, "the Plans"), to prescribe, amend and rescind rules and regulations relating to the Plans, to determine the term and provisions of the respective option agreements, and to make all other determinations deemed necessary or advisable for the administration of the Plans. Its current members are Herbert H. McDade, Jr. (Chairman), Raymond C. Carnahan, Jr. and Lyle A. Hohnke. The Compensation Committee held three meetings during 1999.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Non-employee directors receive a fee of $2,000 for each Board meeting attended ($750 for meetings attended by teleconference) and $500 for each committee meeting attended. Non-employee directors who chair a Board committee receive an additional $250 for each committee meeting attended.

     Each non-employee director receives an initial stock option grant to purchase 5,000 shares upon the date he or she first becomes a member of the Board. Options to purchase 2,500 shares of Common Stock are granted to each non-employee director annually. Stock option grants to directors pursuant to the Plan discussed above contain the same terms and provisions as stock option grants to employees, except that options granted to directors are considered Non-Qualified Stock Options for income tax reporting purposes.

     During 1999, Mr. Raymond C. Carnahan, Jr. performed certain consultation services for the Company for which he received a fee of $2,500.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT OF THE COMPANY'S COMMON STOCK; SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

     Based solely upon information made available to the Company, the following table sets forth certain information with respect to the beneficial ownership of Common Stock as of April 28, 2000 by (i) each person who is known by the Company to beneficially own more than five percent of the Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the Named Executive Officers (as defined under "Executive Compensation" below); and (iv) all officers and directors as a group. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                                                              SHARES OF COMMON STOCK
                                                              -----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER      PERCENTAGE
------------------------------------                          ---------    ----------
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
Jack L. Bowman(1)...........................................     17,078          *%
Raymond C. Carnahan, Jr.(2).................................     16,299          *
R. Martin Emanuele(3).......................................    164,835        1.7
William B. Fleck(4).........................................    124,844        1.3
J. Michael Grindel(5).......................................    110,010        1.1
Lyle A. Hohnke(6)...........................................      4,165          *
Max Link(7).................................................     23,748          *
Jack J. Luchese(8)..........................................  1,402,908       12.9
Herbert H. McDade, Jr.(9)...................................     24,929          *
Mark W. Reynolds(10)........................................    131,545        1.4
All executive officers and directors as a group (10
  persons)(11)..............................................  1,934,142       17.0
OTHER 5% STOCKHOLDERS:
Robert L. Hunter, Jr........................................    497,087        5.2
  University of Texas Medical School
  Department of Pathology
  6431 Fannin MSB2136
  Houston, Texas 77030
AMRO International, S.A.(12)................................    565,445        5.8
  C/o Ultra Finanz AG
  Grosmuensterplatz 6
  Zurich CH-8022 Switzerland

---------------

   * Less than 1%.
 (1) Includes 16,353 shares subject to options exercisable within 60 days.
 (2) Includes 16,049 shares subject to options exercisable within 60 days.
 (3) Includes 147,389 shares subject to options exercisable within 60 days.
 (4) Includes 103,995 shares subject to options exercisable within 60 days.
 (5) Includes 101,083 shares subject to options exercisable within 60 days.
 (6) Includes 4,165 shares subject to options exercisable within 60 days.
 (7) Includes 6,207 shares subject to options exercisable within 60 days.
 (8) Includes 1,332,427 shares subject to warrants exercisable within 60 days. Mr. Luchese's business address is c/o CytRx Corporation, 154 Technology Parkway, Norcross, GA 30092.
 (9) Includes 23,096 shares subject to options exercisable within 60 days.
(10) Includes 112,126 shares subject to options exercisable within 60 days.
(11) Includes 1,863 723 shares subject to options and warrants exercisable within 60 days.
(12) Includes 165,445 shares subject to warrants exercisable within 60 days.

EXECUTIVE OFFICERS OF THE COMPANY

     Except for Jack J. Luchese, discussed above in "Continuing Directors", set forth below is certain information regarding the executive officers of the Company including their ages, positions with the Company and principal occupations and employers for at least the last five years. For information concerning executive officers' ownership of Common Stock, see "Beneficial Owners of More Than Five Percent of the Company's Common Stock; Shares Held by Directors and Executive Officers."

     R. MARTIN EMANUELE, PH.D. (45) joined CytRx in 1988 as the project director for the Company's RheothRx(R) project (now FLOCOR(TM)). Dr. Emanuele assumed the duties of Vice President, Preclinical Development in June 1990 and became Vice President, Research and Business Development in October 1997. Before joining CytRx, he worked as a clinical research scientist at DuPont Critical Care and as a visiting scientist at Institute Choay.

     WILLIAM B. FLECK (42) joined CytRx in April 1993 as Vice President, Human Resources. From 1992 to 1993 Mr. Fleck served as Director, Human Resources and Training for Central Health Services (CHS). During 1991, he was Director, Human Resources for Knowledgeware, Inc. Prior to joining Knowledgeware, Mr. Fleck held senior human resources management positions with MCI Communications from 1989 to 1991 and Harris/3M from 1984 to 1989.

     J. MICHAEL GRINDEL, PH.D. (53) joined CytRx in October 1997 as Vice President, Drug Development. From 1994 to 1997 Dr. Grindel served as Vice President, Preclinical Development for Hybridon, Inc. in Cambridge, MA. From 1989 to 1994 Dr. Grindel was Vice President for Project Planning and Management at the R. W. Johnson Pharmaceutical Research Institute (a subsidiary of Johnson & Johnson) in Raritan, NJ. Prior to that Dr. Grindel served in various research and development management positions with McNeil Pharmaceutical from 1976 to 1989 and the Walter Reed Army Institute of Research from 1973 to 1976.

     MARK W. REYNOLDS (38) joined CytRx in 1988 as Controller, becoming Chief Financial Officer and Corporate Secretary in 1996 and Vice President, Finance in 1999. Prior to joining CytRx, Mr. Reynolds was employed as a certified public accountant with Arthur Andersen LLP in Atlanta, Georgia.

EXECUTIVE COMPENSATION

     The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 1997, 1998 and 1999 for
(i) the President and Chief Executive Officer of the Company; and (ii) each of the four other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 (determined as of December 31, 1999 and collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                       ------------
                                                ANNUAL COMPENSATION     SECURITIES
                                                --------------------    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR   SALARY($)   BONUS($)   OPTIONS (#)     COMPENSATION ($)
---------------------------              ----   ---------   --------   ------------    ----------------
Jack J. Luchese........................  1999   $342,125    $75,000     $  500,000         $ 5,000(2)
  President and Chief                    1998    334,250     65,750      1,382,427(1)        5,000(2)
  Executive Officer                      1997    321,000     37,500         50,000           4,750(2)
R. Martin Emanuele.....................  1999   $174,200    $15,000     $   32,500         $ 5,000(2)
  Vice President,                        1998    170,850     15,000        154,098(1)        5,000(2)
  Research & Business                    1997    167,500      7,500          5,000           4,750(2)
  Development
William B. Fleck.......................  1999   $127,650    $15,000     $   25,000         $ 5,000(2)
  Vice President,                        1998     84,375     42,500        112,162(1)        5,000(2)
  Human Resources                        1997    120,000     40,000          7,500           4,750(2)
J. Michael Grindel.....................  1999   $199,150    $30,000     $   20,000         $ 5,000(2)
  Vice President,                        1998    195,000     20,000        173,000(1)       81,172(3)
  Drug Development                       1997     40,000     20,000        100,000           1,200(2)
Mark W. Reynolds.......................  1999   $115,000    $20,000     $   32,500         $ 5,000(2)
  Vice President, Finance                1998    101,000     25,000        118,418(1)        5,000(2)
  and Secretary                          1997     94,000     12,500          7,500           4,750(2)

---------------

(1) Includes shares underlying previously issued options and warrants which were repriced during 1998.
(2) Represents matching contributions by the Company under the Company's 401(k) Profit Sharing Plan.
(3) Amount shown includes $5,000 in matching contributions by the Company under the Company's 401(k) Profit-Sharing Plan and $76,172 in costs associated with the officer's relocation.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes the stock options and warrants granted during the fiscal year ended December 31, 1999 to each of the Named Executive Officers.

                                                                                            POTENTIAL REALIZED
                                                                                             VALUE AT ASSUMED
                           NUMBER OF           % OF TOTAL                                     ANNUAL RATES OF
                          SECURITIES            OPTIONS                                  STOCK PRICE APPRECIATION
                          UNDERLYING           GRANTED TO     EXERCISE OR                   FOR OPTION TERM ($)
                            OPTIONS            EMPLOYEES      BASE PRICE    EXPIRATION   -------------------------
NAME                      GRANTED (#)        IN FISCAL YEAR    ($/SHARE)       DATE          5%           10%
----                      -----------        --------------   -----------   ----------   ----------   ------------
Jack J. Luchese.........    500,000(1)(2)         79.8%         $2.125       8/30/09      $668,201     $1,693,351
R. Martin Emanuele......     32,500(1)(2)          5.2           2.125       8/30/09        43,433        110,068
William B. Fleck........     25,000(1)(2)          4.0           2.125       8/30/09        33,410         84,668
J. Michael Grindel......     20,000(1)(2)          3.2           2.125       8/30/09        26,728         67,734
Mark W. Reynolds........     32,500(1)(2)          5.2           2.125       8/30/09        43,433        110,068

---------------

(1) These options vest upon a combination of tenure and the achievement of Company performance criteria. As of December 31, 1999, none of these options were vested.
(2) All options and warrants were granted at an exercise price equal to the fair market value of the underlying shares at the date of grant, and are exercisable for ten years from the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUE AT DECEMBER 31,
                                      1999

     The following table sets forth the number and total value of unexercised in-the-money options at December 31, 1999 for each of the executive officers of the Company named in the Summary Compensation Table above, using the price per share of the Common Stock of $.90625 on December 31, 1999. No stock options were exercised during 1999 by any of the Company's Named Executive Officers.

                                                      NUMBER OF SECURITIES
                                                           UNDERLYING               VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                    AT DECEMBER 31, 1999 (#)      AT DECEMBER 31, 1999 ($)
                                                   ---------------------------   ---------------------------
NAME                                               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                               -----------   -------------   -----------   -------------
Jack J. Luchese..................................   1,332,427       550,000       $     --       $     --
R. Martin Emanuele...............................     142,514        42,834             --             --
William B. Fleck.................................     100,995        36,167             --             --
J. Michael Grindel...............................      99,333        93,667             --             --
Mark W. Reynolds.................................     107,251        43,667             --             --

EMPLOYMENT AGREEMENT

     Jack J. Luchese was named President and Chief Executive Officer of the Company in March 1989. His Employment Agreement with the Company was amended and restated as of September 1, 1999 (the "Agreement") and terminates on December 31, 2002. Under the Agreement, Mr. Luchese is paid an annual base salary of $350,000. The base salary will be reviewed no less than once each 18 months and will be adjusted from time to time consistent with average overall merit increases for all other employees. In addition to his annual base salary, Mr. Luchese is eligible to receive cash bonuses with respect to each calendar year during the term of the Agreement as determined from time to time by the Board of Directors of the Company in its sole discretion. The Agreement also contains confidentiality and noncompetition provisions.

     Pursuant to the original Agreement, and subsequent amendments, Mr. Luchese has been granted warrants to purchase an aggregate of 1,882,427 shares of Common Stock. Warrants as to 1,332,427 shares have an exercise price of $1.00 and warrants as to 500,000 shares have an exercise price of $2.125. The vesting criteria of such warrants include a combination of tenure and achievement of defined corporate objectives. As of April 24, 2000, 1,332,427 of the 1,882,427 warrants held by Mr. Luchese are vested.

     The shares of stock that may be acquired upon exercise of warrants held by Mr. Luchese have been or will be registered by the Company under the Securities Act of 1933, as amended. The warrants contain certain anti-dilution provisions and provide for accelerated vesting in the event that Mr. Luchese's employment is terminated by the Board of Directors without cause, in the event of his death or disability or in the event of a change of control.

     In April 1997, the Company entered into a separate Change in Control Agreement (the "Change in Control Agreement") with Mr. Luchese, which was amended and restated in September 1999 merely to conform references to his amended and restated Employment Agreement. The Change in Control Agreement will become effective if and when a Change in Control (as defined) occurs during the three-year period following the date of the Change in Control Agreement or during any of the one-year annual renewal periods (the "Change of Control Period"), or if Mr. Luchese's employment is terminated in connection with or in anticipation of a Change of Control (in either case, the "Effective Date").

     Mr. Luchese's employment period under the Change in Control Agreement begins on the Effective Date and continues for two years. During the employment period, Mr. Luchese's position, authority, duties and responsibilities will be at least commensurate in all material respects with those held by him during the 120-day period prior to the Change in Control and he will receive (i) a monthly base salary equal to or greater than the highest monthly base salary paid to him by the Company during the previous year; (ii) an annual cash bonus at least equal to the highest bonus paid to him in any of the three fiscal years prior to the Effective Date, and (iii) the ability to participate in all incentive, savings, welfare benefit, fringe benefit and retirement plans of the Company.

     If Mr. Luchese's employment terminates during the employment period he will receive certain severance benefits under the Change in Control Agreement. If his employment terminates by reason of his death or disability, he will receive certain obligations accrued through the date of termination (e.g., salary prorata bonus, deferred compensation and vacation pay) plus the normal death and disability benefits, if any, to which he is otherwise entitled, including those under the Agreement. If he is terminated by the Company for cause (as defined), or if he voluntarily resigns without good reason (as defined) other than during the 30-day period beginning on the first anniversary of the Effective Date, he will receive only his accrued benefits through the termination date and any previously-deferred benefits, plus any other post-termination benefits, if any, to which he is otherwise entitled, including those under the Agreement. If he
(i) is terminated by the Company without cause, (ii) resigns voluntarily with good reason, or (iii) resigns for any reason during the 30-day period beginning on the first anniversary of the Effective Date, he will receive a lump sum cash payment equal to: (a) his base salary through the date of termination, (b) a prorata bonus for the year of termination, based upon his actual bonus earned in the prior year ("Most Recent Bonus"), (c) an amount equal to two times the sum of his base salary and Most Recent Bonus, and (d) any unpaid deferred compensation and vacation pay. In addition, Mr. Luchese would be entitled to continued employee welfare benefits for two years after the date of termination, and a lump sum payment equal to the actuarial value of the service and compensation credit under the Company's qualified and supplemental retirement plans that he would have received had he remained employed for two years after the date of his termination. Mr. Luchese will be required to repay to the Company, with interest, the lump-sum benefit equal to two times the sum of his base salary and Most Recent Bonus if, during the two-year employment period, he violates a certain non-competition covenant in the Change in Control Agreement.

     If the total payments to Mr. Luchese under the Change in Control Agreement and from any other source would result in the imposition of an excise tax under
Section 4999 of the Code, the payments will be reduced to the extent necessary to avoid the imposition of such excise tax, but only if such reduction would result in a net after-tax benefit to Mr. Luchese. The Change in Control Agreement further provides that Mr. Luchese has no obligation to mitigate severance payments, the Company will reimburse Mr. Luchese for all legal fees incurred in enforcing or contesting the Change in Control Agreement, and Mr. Luchese will hold for the benefit of the Company all confidential information concerning the Company obtained over the course of this employment. The Company will require its successors to expressly assume its obligations under the Change in Control Agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 (the "1933 Act") or under the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the 1933 Act or the 1934 Act.

     The Compensation Committee of the Board of Directors (the "Committee") establishes the general compensation practices of the Company, establishes the compensation plans and specific compensation levels for executive officers and administers the Company's stock option plans.

     The Committee believes that the Chief Executive Officer's compensation should be influenced by Company performance, although "performance" for a company engaged in pharmaceutical research and development does not necessarily correlate to profits. The Committee considers "performance" to include achievement of product development targets and milestones, effective fund-raising efforts, and effective management of personnel and capital resources, among other criteria. The Committee also reviews the Chief Executive Officer's compensation in light of the level of similar executive compensation arrangements within the biopharmaceutical industry.

     The specific terms of Mr. Luchese's employment agreement are discussed under "Employment Agreement". Under his employment agreement, Mr. Luchese is eligible for annual salary increases based upon the overall Company average merit increases. Mr. Luchese is also eligible to be considered for an annual cash bonus, which is solely at the discretion of the Committee based upon such factors as the Committee deems appropriate. Mr. Luchese's performance period for purposes of this report is January 1, 1999 through December 31, 1999. Based on its assessment of Mr. Luchese's effectiveness in attaining corporate objectives, the Committee awarded Mr. Luchese a cash bonus of $75,000 for 1999 (paid in January 2000) or 21% of his base salary for such year.

     The Committee also believes that stock options should be granted to the Chief Executive Officer, as well as to other executives, primarily based on the executive's ability to influence the Company's long-term growth and profitability. As such, over the course of his employment, Mr. Luchese has been granted warrants to purchase an aggregate of 1,882,427 shares of CytRx Common Stock. These warrants include a combination of tenure-based vesting as well as vesting upon the achievement of corporate objectives. The Committee believes that this arrangement provides Mr. Luchese with the greatest incentive to accelerate achievement of corporate objectives and thereby enhance long-term shareholder value.

     The Committee has adopted similar practices with respect to compensation of other executive officers of the Company. In establishing base salaries and cash bonuses for executive officers, the Committee considers relative company performance, the individual's past performance and future potential, and compensation for persons holding similarly responsible positions at other companies in the pharmaceutical and biotechnology industries. The relative importance of these factors varies depending upon the individual's responsibilities; all facts are considered in establishing both base salaries and cash bonuses. When making comparison to other companies, the Committee generally considers those companies included in the Nasdaq Pharmaceutical Index (see "Company Performance").

     The Committee, in conjunction with the Chief Executive Officer, has also established a model composed of salary categories with specified percentages to be applied to the overall level of employees' salaries (including executive officers) to provide a guideline for annual cash bonuses and the number of stock options to be granted. This model is used only as a guideline, as some subjectivity must be applied in evaluating each individual's performance. As with the Chief Executive Officer, the number of options granted is determined by the evaluation of the Executive's ability to influence the Company's long-term growth and profitability. The Committee also considers the aggregate number of options granted in past years. All options are granted at the current market price. Because the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for executives to create value for stockholders. The Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

     For 1999, the Committee considered Section 162(m), which limits tax deductions of public companies on compensation to certain executive officers in excess of $1 million, along with other factors in determining executive compensation. The committee will continue to consider the effect of Section 162(m) on its compensation decisions, but has no formal policy to structure executive compensation so that it complies with the requirements of Section 162(m).

                                          Respectfully submitted,

                                          Compensation Committee:
                                          Raymond C. Carnahan, Jr.
                                          Lyle A. Hohnke
                                          Herbert H. McDade, Jr.

     Compensation Committee Interlocks and Insider Participation. There are no "interlocks," as defined by the Securities and Exchange Commission, with respect to any member of the Compensation Committee. Raymond C. Carnahan, Jr., Lyle A. Hohnke and Herbert H. McDade, Jr. are the current members of the Compensation Committee.

STOCKHOLDER RETURN COMPARISON

     The following line graph presentation compares cumulative total stockholder returns of the Company with the Nasdaq Stock Market Index and the Nasdaq Pharmaceutical Index (the "Peer Index") for the five year period from December 31, 1994 to December 31, 1999. The graph and table assume that $100 was invested in each of the Company's Common Stock, the Nasdaq Stock Market Index and the Peer Index on December 31, 1994, and that all dividends were reinvested. This data was furnished by the Center for Research in Security Prices, The University of Chicago.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                                                                               NASDAQ STOCK MARKET
                                                    CYTRX CORPORATION                 INDEX                    PEER INDEX
                                                    -----------------          -------------------             ----------
December 31,
1994                                                       100                         100                         100
1995                                                        86                         141                         183
1996                                                        65                         174                         184
1997                                                        56                         213                         190
1998                                                        18                         300                         242
1999                                                        17                         542                         452

SECTION 16(A) REPORTING

     Section 16(a) of the Securities Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the registrant. Directors, executive officers and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1999 all
Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons.

                                  PROPOSAL II
                  INCREASE IN THE NUMBER OF AUTHORIZED SHARES
                                OF COMMON STOCK

     The Company's Board of Directors unanimously recommends that holders of Common Stock approve Proposal II, which would approve the adoption of an amendment to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 18,750,000 to 50,000,000 shares.

DESCRIPTION OF AMENDMENT

     Currently, the Company's Restated Certificate of Incorporation 18,750,000 shares of Common Stock. As of the Record Date, the Company had 9,580,050 shares of Common Stock issued and outstanding and 5,225,482 shares reserved for issuance (i) upon the exercise of outstanding options and warrants and (ii) in connection with future awards under the Company's stock option plans.

     On April 4, 2000, the Board of Directors adopted a resolution approving an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 18,750,000 to 50,000,000. The amendment is subject to stockholder approval, and is presented to the holders of the Common Stock at the Annual Meeting for consideration and approval. If approved by the stockholders, the proposed amendment will become effective upon the filing of an amendment to the Restated Company's Certificate of Incorporation with the Secretary of State of Delaware, which will occur as soon as reasonably practicable after such stockholder approval.

     The authorized shares of Common Stock in excess of those issued and outstanding or reserved for issuance (i) upon the exercise of outstanding options and warrants and (ii) in connection with future awards under the Company's stock option plans, would be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by the Company's stockholders, except as may be required by applicable law or by the rules of The Nasdaq Stock Market or other stock exchange or securities trading system on which the securities may be listed or traded. The proposed additional authorized shares of Common Stock have the same rights as the currently authorized shares of Common Stock.

     The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then existing stockholders.

     The Company's stockholders do not now have preemptive rights to subscribe for or purchase additional shares of Common Stock, and the stockholders will have no preemptive rights to subscribe for or purchase any of the additional shares to be authorized by the proposed amendment.

REASONS FOR AMENDMENT

     The Board of Directors of the Company has recommended the amendment to the Restated Certificate of Incorporation in order to provide the Company with a sufficient number of authorized shares of Common Stock to facilitate future equity financings to raise funds for the Company's general corporate needs without the possible expense and delay of a calling a special stockholders' meeting. The Board of Directors believes that the availability of additional shares also will provide the Company with the flexibility to issue Common Stock in connection with future stock dividends or distributions, acquisitions or other proper purposes that may be identified by the Board of Directors. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and net tangible book value per share and, for persons who do not purchase additional shares to maintain their pro rata interest in the Company, on such stockholders' percentage voting power.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED INCREASE OF THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED FOR THE APPROVAL OF PROPOSAL II.

                                  PROPOSAL III
                    INCREASE IN NUMBER OF AUTHORIZED SHARES
                               OF PREFERRED STOCK

     The Company's Board of Directors unanimously recommends that holders of Common Stock approve Proposal III, which would approve the adoption of an amendment to the Company's Restated Certificate of Incorporation to increase the Company's authorized Preferred Stock from 1,000 to 1,001,000 shares.

DESCRIPTION OF AMENDMENT

     Currently the Company's Restated Certificate of Incorporation authorizes 1,000 shares of Preferred Stock, all of which have been designated as Series A Junior Participating Preferred Stock ("Series A Preferred Stock"). As of the Record Date, the Company had no shares of Series A Preferred Stock issued and outstanding.

     On April 4, 2000, the Board of Directors adopted a resolution approving an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Preferred Stock from 1,000 to 1,001,000. The amendment is subject to stockholder approval, and is presented to the holders of the Common Stock at the Annual Meeting for consideration and approval. If approved by the stockholders, the proposed amendment will become effective upon the filing of an amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of Delaware, which will occur as soon as reasonably practicable after such stockholder approval.

     The authorized shares of Preferred Stock would be available for issuance at such times and for such purposes as the Board of Directors may deem advisable, without further action by the Company's stockholders, except as may be required by applicable law or by the rules of The Nasdaq Stock Market or other stock exchange or securities trading system on which the Company's securities may be listed or traded. The Board of Directors, without approval of the stockholders, may provide for the issuance of shares of the Preferred Stock in series, and may establish the number of shares included in such series, and fix the designations, powers, preferences and rights of the shares of such series, and any qualifications, limitations or restrictions thereof.

     The Company has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Preferred Stock proposed to be authorized. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board deems to be in the best interests of the Company and its then existing stockholders.

REASONS FOR AMENDMENT

     The Board of Directors of the Company has recommended the amendment to the Restated Certificate of Incorporation in order to provide the Company with a sufficient number of authorized shares of Preferred Stock to facilitate future equity financings to raise funds for the Company's general corporate needs without the possible expense and delay of calling a special stockholder's meeting. The Board may designate a series of Preferred Stock which has voting, liquidation and other rights which are superior to those of the Common Stock. The issuance of shares of Preferred Stock may have a dilutive effect on earnings per share and net tangible book value per share. The Board of Directors believes that the availability of additional shares also may provide the Company with the flexibility to issue Preferred Stock for other proper purposes which may be identified in the future by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED INCREASE OF THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED FOR THE APPROVAL OF PROPOSAL III.

                                  PROPOSAL IV
         APPROVAL OF ISSUANCE AND SALE TO MAJORLINK HOLDINGS LIMITED OF
                  UP TO 5,000,000 SHARES OF COMMON STOCK UNDER
                    PRIVATE EQUITY LINE OF CREDIT AGREEMENT

     On April 26, 2000, the Company entered into a Private Equity Line of Credit Agreement (the "Credit Agreement") with Majorlink Holdings Limited ("Majorlink"), a copy of which is attached hereto as Appendix A. Under the terms of the Credit Agreement, the Company has the right (but not the obligation) to put shares of Common Stock to Majorlink from time to time during the "commitment period" to raise up to $5,000,000, subject to certain conditions and restrictions. All sales of Common Stock are at the Company's option, not Majorlink's. The "commitment period" begins on the effective date of a registration statement filed by the Company to register the resale by Majorlink of the shares of Common Stock that Majorlink purchases under the Credit Agreement and ends on the earliest of (1) the date thirty months from such date,
(2) the date on which Majorlink shall have purchased $5,000,000 of Common Stock under the Credit Agreement and (3) the date either party terminates the Credit Agreement in accordance with its terms.

     Each time the Company desires to raise a specific amount of cash under the Credit Agreement (up to an aggregate of $5,000,000), the Company shall issue to Majorlink a number of shares of Common Stock determined by (1) dividing the amount of cash desired to be raised by the Company by (2) 90% of the average of the nine lowest daily volume weighted average prices for the Company's Common Stock during the period commencing nine trading days prior to the date the Company provide notice of a put (which must be a trading date) and ending on the date five trading days after such date. Under such formula, the issuance and sale of Common Stock under the Credit Agreement would be lower than the then-current market price of the Common Stock and would most likely be lower than the then-current book price of the Common Stock. From each put exercised by the Company, 7% of the funds raised by such put are paid to Ladenburg Thalmann & Co. Inc. as a brokerage fee.

     As a condition to any put by the Company, the Company must have filed and the Securities and Exchange Commission must have declared effective a registration statement which registers the resale by Majorlink of the Common Stock issued to Majorlink under the Credit Agreement. Such registration statement would allow Majorlink to sell immediately all shares it acquires under the Credit Agreement.

     In addition, in connection with the Credit Agreement, the Company issued Majorlink a warrant to purchase up to 200,000 shares of Common Stock at a per share exercise price of $3.438. The warrant is exercisable for a period of three years. The Company also entered into a Registration Rights Agreement with Majorlink, under which the Company has an obligation to register the resale by Majorlink of shares of Common Stock that it purchases under the Credit Agreement and upon exercise of the warrant.

     The rules of The Nasdaq Stock Market, Inc. require that the Company obtain the approval of its stockholders prior to the sale or issuance of common stock at a price less than the greater of book or market value which equals 20% or more of the common stock outstanding prior to such sale or issuance. As of April 28, 2000, the Company had approximately 9,580,050 shares of its Common Stock outstanding. If the Company desires to issue more than approximately 1,900,000 shares of Common Stock under the Credit Agreement at a price lower than the then-current book and market values of the Common Stock, the Company must have prior stockholder approval under applicable Nasdaq rules. If approved by the stockholders, the Company could exercise its put rights under the Credit Agreement from time to time during the commitment period to raise up to $5,000,000 without further stockholder action.

     The approval of the sale and issuance to Majorlink of up to 5,000,000 shares at a price lower than the book and market values of the Common Stock under the Credit Agreement is not required under applicable law or the Company's Restated Certificate of Incorporation or bylaws. Such approval only is required under Nasdaq rules. If the stockholders do not approve Proposal IV, the Company will not issue shares of Common Stock to Majorlink at a price lower than the book and market values of the Common Stock under the Credit Agreement in excess of 19.9% of the outstanding shares of Common Stock.

     The Board of Directors requests approval of the issuance and sale to Majorlink of up to 5,000,000 shares of Common Stock under the Credit Agreement at a price lower than the book and market values of the Common Stock because the Company needs to raise funds for ongoing operations. Based on management's estimates, the Company currently has enough cash to fund operations through the end of 2000. Management believes that the Company has no significantly more favorable terms under which it currently can raise capital and if the Company does not raise sufficient capital under the Credit Agreement, the Company may not be able to continue its operations.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED ISSUANCE AND SALE TO MAJORLINK OF UP TO 5,000,000 SHARES OF COMMON STOCK UNDER THE CREDIT AGREEMENT. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE TOTAL VOTES CAST IS REQUIRED FOR APPROVAL OF PROPOSAL IV.

                                   PROPOSAL V
                            RATIFICATION OF AUDITORS

     The Company's Board of Directors has selected Ernst & Young LLP to conduct the annual audit of the financial statements of the Company for the fiscal year ending December 31, 2000. Ernst & Young LLP has no financial interest, direct or indirect, in the Company, and does not have any connection with the Company except in its professional capacity as independent auditor.

     The ratification by the holders of Common Stock of the selection of Ernst & Young LLP as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this selection to the holders of Common Stock. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for the fiscal year ending December 31, 2000.

     The Audit Committee, which is composed of directors who are not employees of the Company, approves in advance all material non-audit services to be provided by Ernst & Young LLP and believes that these services have no effect on audit independence.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED FOR APPROVAL OF PROPOSAL V.

                             STOCKHOLDER PROPOSALS

     Any proposal which a Company stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1937 (the "Exchange Act") at the next annual meeting of stockholders to be held in 2001 must be received by the Company on or before January 11, 2001. Notice of shareholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by the Company after April 1, 2001. Only proper proposals under Rule 14-a-8 of the Exchange Act which are timely received will be included in the Proxy Statement and Proxy.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Company, personally, by telephone or by telegraph. The Company has engaged Beacon Hill Partners, Inc. to distribute proxy materials to brokers and banks for distribution to beneficial owners of the Company's Common Stock and to solicit proxies from brokerage firms, banks and institutional holders of shares. Beacon Hill Partners, Inc. will be paid a fee of approximately $7,500 plus reimbursement of expenses for its services.

MISCELLANEOUS

     Management does not know of any matters to be brought before the Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Annual Meeting of which the Company did not receive notice on or before March 27, 2000, the persons designated as proxies will vote in their sole discretion on such matters.

AVAILABILITY OF ANNUAL REPORT

     ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1999. IN ADDITION, COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS AMENDED, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE WITHOUT CHARGE, EXCEPT FOR EXHIBITS THERETO. STOCKHOLDERS WHO WOULD LIKE ADDITIONAL COPIES OF THE ANNUAL REPORT OR THE COMPANY'S FORM 10-K, AS AMENDED, SHOULD DIRECT THEIR REQUESTS IN WRITING TO: CYTRX CORPORATION, 154 TECHNOLOGY PARKWAY, NORCROSS, GEORGIA 30092, ATTENTION: MARK W. REYNOLDS.

                                          By Order of the Board of Directors

                                          /s/ Mark W. Reynolds
                                          Mark W. Reynolds
                                          Secretary

May 15, 2000

                                   APPENDIX A

                    PRIVATE EQUITY LINE OF CREDIT AGREEMENT
                                    BETWEEN
                               CYTRX CORPORATION
                                      AND
                           MAJORLINK HOLDINGS LIMITED

     PRIVATE EQUITY LINE OF CREDIT AGREEMENT dated as of April 26, 2000 (the "Agreement"), between Majorlink Holdings Limited, a British Virgin Islands corporation (the "Investor") and CytRx Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Investor from time to time as provided herein, and Investor shall purchase, up to $5,000,000 (the "Aggregate Purchase Price") of the Common Stock (as defined below); and

     WHEREAS, such investments will be made by the Investor as statutory underwriter of a registered indirect primary offering of such Common Stock by the Company.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     Section 1.1 "Bid Price" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market on the date in question.

     Section 1.2 "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

     Section 1.3 "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

     Section 1.4 "Closing" shall mean one of the closings of a purchase and sale of the Common Stock pursuant to Section 2.1.

     Section 1.5 "Closing Date" shall mean, with respect to a Closing, the fifth Trading Day following the end of the Valuation Period related to such Closing, provided all conditions to such Closing have been satisfied on or before such Trading Day.

     Section 1.6 "Commitment Amount" shall mean the dollar amount necessary which the Investor has agreed to provide to the Company in order to purchase up to $5,000,000 of Put Shares pursuant to the terms and conditions of this Agreement.

     Section 1.7 "Commitment Period" shall mean the period commencing on the Effective Date and expiring on the earliest to occur of (x) the date on which the Investor shall have purchased $5,000,000 of Put Shares pursuant to this Agreement, (y) the date this Agreement is terminated pursuant to Section 2.4, or
(z) the date occurring thirty (30) months from the date of commencement of the Commitment Period.

     Section 1.8 "Common Stock" shall mean the Company's common stock, par value $.001 per share.

     Section 1.9 "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2.

     Section 1.10 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the sale by the Company and resale by the Investor of the Registrable Securities as set forth in Section 7.2(f).

     Section 1.11 "Escrow Agent" shall mean the escrow agent designated in the Escrow Agreement.

     Section 1.12 "Escrow Agreement" shall mean the escrow agreement in the form attached hereto as Exhibit A.

     Section 1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Section 1.14 "Investment Amount" shall mean the dollar amount to be invested by the Investor to purchase Put Shares with respect to any Put Date as notified by the Company to the Investor, all in accordance with Section 2.2 hereof.

     Section 1.15 "Market Price" on any given date shall mean the average of the nine (9) lowest VWAP of the Common Stock on any Trading Day during the Valuation Period relating to such date.

     Section 1.16 "Material Adverse Effect" shall mean any effect on the business, Bid Price, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement or the Escrow Agreement in any material respect.

     Section 1.17 "Maximum Put Amount" shall mean, as of any Put Date, 4.125% of the weighted average price for the three (3) month period prior to the Put Date multiplied by the total trading volume for the three (3) month period prior to the Put Date.

     Section 1.18 "NASD" shall mean the National Association of Securities Dealers, Inc.

     Section 1.19 "Outstanding" when used with reference to shares of Common Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

     Section 1.20 "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Section 1.21 "Principal Market" shall mean the NASDAQ National Market, the NASDAQ SmallCap Market, the American Stock Exchange, the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock. Principal Market shall not include the OTC Bulletin Board without the express written consent of the Investor.

     Section 1.22 "Purchase Price" shall mean with respect to Put Shares, ninety percent (90%) (the "Purchase Price Percentage") of the Market Price during the Valuation Period related to a Put (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement).

     Section 1.23 "Put" shall mean each occasion the Company elects to exercise its right to tender a Put Notice requiring the Investor to purchase shares of the Company's Common Stock, subject to the terms of this Agreement.

     Section 1.24 "Put Date" shall mean the Trading Day during the Commitment Period that a Put Notice to sell Common Stock to the Investor is deemed delivered pursuant to Section 2.2(b) hereof.

     Section 1.25 "Put Notice" shall mean a written notice to the Investor setting forth the Investment Amount that the Company intends to sell to the Investor in the form attached hereto as Exhibit B.

     Section 1.26 "Put Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to a Put that has occurred or may occur in accordance with the terms and conditions of this Agreement.

     Section 1.27 "Registrable Securities" shall mean the Put Shares and the Warrant Shares until (i) all Put Shares and Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Put Shares and Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Put Shares and Warrant Shares have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Put Shares and Warrant Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

     Section 1.28 "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the sale and resale of the Registrable Securities annexed hereto as Exhibit C.

     Section 1.29 "Registration Statement" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC, such as Form S-1 or SB-2, for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investor of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

     Section 1.30  "SEC" shall mean the Securities and Exchange Commission.

     Section 1.31 "Securities Act" shall mean the Securities Act of 1933, as amended.

     Section 1.32 "SEC Documents" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

     Section 1.33 "Trading Cushion" shall mean the mandatory sixteen (16) Trading Days between Put Dates, unless waived by the Investor.

     Section 1.34 "Trading Day" shall mean any day during which the Principal Market shall be open for business.

     Section 1.35 "Valuation Event" shall mean an event in which the Company at any time prior to the end of the Commitment Period takes any of the following actions:

          (a) subdivides or combines its Common Stock;

          (b) pays a dividend on its Capital Shares or makes any other distribution of its Capital Shares;

          (c) issues any additional Capital Shares ("Additional Capital Shares"), otherwise than as provided in the foregoing Subsections (a) and
     (b) above or (d) and (e) below, at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration (other than pursuant to this Agreement);

          (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;

          (e) issues any securities convertible into or exchangeable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

          (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

          (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Subsections
     (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a Material Adverse Effect upon the rights of the Investor at the time of a Put.

     Section 1.36 "Valuation Period" shall mean the period of fifteen (15) Trading Days beginning nine (9) Trading Days before the Trading Day on which a Put Notice is deemed to be delivered and ending five (5) Trading Days after such date; provided, however, that if a Valuation Event occurs during a Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the fifteenth (15th) Trading Day thereafter.

     Section 1.37 "VWAP" shall mean the daily volume weighted average price of the Company's Common Stock on the Nasdaq National Market or on any Principal Market as reported by Bloomberg Financial using the AQR function.

     Section 1.38 "Warrants" shall mean the 200,000 Common Stock Purchase Warrants in the form of Exhibit D hereto to be delivered to the Investor at the initial Closing. "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants.

                                   ARTICLE II

                       PURCHASE AND SALE OF COMMON STOCK

     Section 2.1  Investments.

          (a) Puts. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Put Date the Company may make a Put by the delivery of a Put Notice. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price for such Valuation Period.

          (b) Maximum Aggregate Amount of Puts. Anything in this Agreement to the contrary notwithstanding, (i) unless the Company obtains shareholder approval of this Agreement pursuant to the applicable corporate governance rules of the Nasdaq Stock Market, the Company may not make a Put (or issue any additional shares under Section 2.5) which results in the issuance of more than 19.9% of the number of shares of Common Stock issued and outstanding on the Closing Date hereof in the aggregate pursuant to all Puts made under the terms of this Agreement and the exercise of the Warrants and (ii) the Company may not make a Put to the extent that, after such purchase by the Investor, the sum of the number of shares of Common Stock and Warrants beneficially owned by the Investor and its affiliates would result in beneficial ownership by the Investor and its affiliates of more than 9.9% of the then outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended.

     Section 2.2  Mechanics.

          (a) Put Notice. At any time during the Commitment Period, the Company may deliver a Put Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, that the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than $100,000 nor more than the Maximum Put Amount.

          (b) Date of Delivery of Put Notice. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed delivered on a day that is not a Trading Day.

     Section 2.3 Closings. On or before each Closing Date for a Put the Investor shall deliver the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to the Escrow Agent. In addition, on or prior to the Closing Date, each of the Company and the Investor shall deliver to the Escrow Agent all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Upon receipt of notice from the Escrow Agent that the Escrow Agent has possession of the Investment Amount, the Company shall, if possible, deliver the Put Shares to the Investor's account through the Depository Trust Company DWAC system, per written account instructions delivered by the Investor to the Company, and if the Company is not eligible to participate in the DWAC system, to deliver to the Escrow Agent one or more certificates, as requested by the Investor, representing the Put Shares to be purchased by the Investor pursuant to Section
2.1 herein, registered in the name of the Investor or, at the Investor's option, registered in the name of such account or accounts as may be designated by the Investor. Payment of funds to the Company and delivery of the certificates to the Investor (unless delivered by DWAC) shall occur out of escrow in accordance with the Escrow Agreement, provided, however, that to the extent the Company has not paid the fees, expenses, and disbursements of the Investor's counsel in accordance with Section 13.7, the amount of such fees, expenses, and disbursements shall be paid in immediately available funds, at the direction of the Investor, to Investor's counsel with no reduction in the number of Put Shares issuable to the Investor on such Closing Date.

     Section 2.4  Termination of Investment Obligation.

          (a) The obligation of the Investor to purchase shares of Common Stock shall terminate permanently (including with respect to a Closing Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of thirty (30) Trading Days during the Commitment Period, for any reason other than deferrals or suspensions in accordance with the Registration Rights Agreement as a result of corporate developments subsequent to the Effective Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act or (ii) the Company shall at any time fail to comply in any material respect with the requirements of Section 6.2, 6.3 or 6.5 or (iii) the Registration Statement shall not have become effective by August 31, 2000.

          (b) The obligation of the Company to sell Put Shares to the Investor shall terminate if the Investor fails to honor any Put Notice within two
     (2) Trading Days of the Closing Date scheduled for such Put, and the Company notifies Investor of such termination. Upon such termination, the Company may immediately withdraw the Registration Statement, and the Purchaser shall return to the Company for cancellation a pro-rata portion of the Warrants, based upon that portion of the $5,000,000 Commitment Amount that has not been previously honored. After the Purchaser has accepted and paid for Puts totaling up to $300,000 in the aggregate, such termination shall be the Company's sole remedy for the Investor's failure to honor a Put.

     Section 2.5 Additional Shares. In the event that (a) within five (5) Trading Days of any Closing Date, the Company gives notice to the Investor of an impending "blackout period" in accordance with

Section 3(f) of the Registration Rights Agreement and (b) the Bid Price on the Trading Day immediately preceding such "blackout period" (the "Old Bid Price") is greater than the Bid Price on the first Trading Day following such "blackout period" (the "New Bid Price") the Company shall issue to the Investor a number of additional shares (the "Blackout Shares") equal to the difference between (y) the product of the number of Registrable Securities purchased by the Investor on such most recent Closing Date and still held by the Investor during such "blackout period" that are not otherwise freely tradable during such "blackout period" and the Old Bid Price, divided by the New Bid Price and (z) the number of Registrable Securities purchased by the Investor on such most recent Closing Date and still held by the Investor during such "blackout period" that are not otherwise freely tradable during such "blackout period". If any such issuance would result in the issuance of a number of shares which exceeds the number set forth in Section 2.1(b), then in lieu of such issuance, the Company shall pay Investor the closing ask price of the Blackout Shares on the first Trading Day following the end of the blackout period in cash within five Trading Days.

     Section 2.6 Liquidated Damages. The parties hereto acknowledge and agree that the obligation to issue Registrable Securities under Section 2.5 above shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor in connection with the failure by the Company to timely cause the registration of the Registrable Securities or in connection with a "blackout period" under the Registration Rights Agreement, and (c) the parties are sophisticated business parties and have been represented by legal and financial counsel and negotiated this Agreement at arm's length.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Investor represents and warrants to the Company that:

     Section 3.1 Intent. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

     Section 3.2 Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

     Section 3.3 Authority. This Agreement has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 3.4 Not an Affiliate. Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

     Section 3.5 Organization and Standing. Investor is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands.

     Section 3.6 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

     Section 3.7 Disclosure. Access to Information. Investor has received and reviewed all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and Investor has reviewed copies of any such reports that have been requested by it.

     Section 3.8 Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

     Section 3.9 Financial Capacity. Investor currently has the financial capacity to meet its obligations to the Company hereunder, and the Investor has no present knowledge of any circumstances which could cause it to become unable to meet such obligations in the future.

     Section 3.10 Underwriter Liability. Investor understands that it is the position of the SEC that the Investor is an underwriter within the meaning of
Section 2(11) of the Securities Act and that the Investor will be identified as an underwriter of the Put Shares in the Registration Statement.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Investor that, except as set forth on the Disclosure Schedule prepared by the Company and attached hereto:

     Section 4.1 Organization of the Company. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

     Section 4.2 Authority. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, and the Warrants and to issue the Put Shares, the Warrants and the Warrant Shares pursuant to their respective terms, (ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants have been duly executed and delivered by the Company and at the initial Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of the Put Shares and for the exercise of the Warrants.

     Section 4.3 Capitalization. As of April 26, 2000, the authorized capital stock of the Company consists of 18,750,000 shares of Common Stock, $0.001 par value per share, of which 9,580,050 shares are issued and outstanding, 1,000 shares of preferred stock, $0.01 par value per share, of which none are issued or outstanding. Except for (i) outstanding options and warrants as set forth in the SEC Documents and (ii) as set forth in the Disclosure Schedule, there are no outstanding Capital Share Equivalents nor any agreements or understandings pursuant to which any Capital Shares Equivalents may become outstanding. The Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

     Section 4.4 Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, the Principal Market. As of the date hereof, the Principal Market is the Nasdaq National Market and the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.

     Section 4.5 SEC Documents. The Company has made available to the Investor true and complete copies of the SEC Documents. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements.

     Section 4.6 Valid Issuances. When issued and paid for in accordance with the terms hereof or of the Warrants, the Put Shares and the Warrant Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Put Shares, the Warrants or the Warrant Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, the Escrow Agreement or the Warrants will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Put Shares, the Warrants or the Warrant Shares or, except as contemplated herein, any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. The Put Shares, the Warrants and the Warrant Shares shall not subject the Investor to personal liability to the Company or its creditors by reason of the possession thereof.

     Section 4.7 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares, the Warrants and the Warrant Shares, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required under any Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Put Shares or the Warrants in accordance with the terms hereof (other than any SEC, Principal Market or state securities filings that may be required to be made by the Company subsequent to the initial Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

     Section 4.8 No Material Adverse Change. Since December 31, 1999 no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

     Section 4.9 No Undisclosed Events or Circumstances. Since December 31, 1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

     Section 4.10 Litigation and Other Proceedings. Except as disclosed in the SEC Documents, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any subsidiary, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect.

     Section 4.11 No Misleading or Untrue Communication. The Company and, to the knowledge of the Company, any person representing the Company, or any other person selling or offering to sell the Put Shares or the Warrants in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

     Section 4.12 Material Non-Public Information. The Company has not disclosed to the Investor any material non-public information that (i) if disclosed publicly, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

     Section 4.13 Insurance. The Company and each subsidiary maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

     Section 4.14  Tax Matters.

     The Company and each subsidiary has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate in all material respects and has been prepared in compliance with all applicable laws in all material respects; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1998, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

     To the knowledge of the Company, no claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to sec. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is required to make any adjustments pursuant to sec. 481(a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of sec. 897(c)(2) of the Internal Revenue Code during the applicable period specified in sec. 897(c)(1)(A)(ii) of the Internal Revenue Code.

     The Company has not made an election under sec. 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company (A) under Treas. Reg. sec. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under sec. 280G of the Internal Revenue Code.

     For purposes of this Section 4.14:

          "IRS" means the United States Internal Revenue Service.

          "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

     Section 4.15 Property. Neither the Company nor any of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company's knowledge any real property and buildings held under lease by the Company as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property and buildings by the Company.

     Section 4.16 Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the Company's knowledge, except as disclosed in the SEC Documents neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed in the SEC Documents, no adverse claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

     Section 4.17 Internal Controls and Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

     Section 4.18 Payments and Contributions. Neither the Company, any subsidiary, nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

     Section 4.19 No Misrepresentation. The representations and warranties of the Company contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Company to the Investor pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                           COVENANTS OF THE INVESTOR

     Investor covenants with the Company that:

     Section 5.1 Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed. Without limiting the generality of the foregoing, the Investor agrees that it will, whenever required by federal securities laws, deliver the prospectus included in the Registration Statement to any purchaser of Put Shares from the Investor.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

     Section 6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

     Section 6.2 Listing of Common Stock. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the commencement of the Commitment Period) to list the Put Shares and the Warrant Shares. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Put Shares and the Warrant Shares and will take such other action as is necessary or desirable in the opinion of the investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market (or another Principal Market, including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investor with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within one Trading Day of the Company's receipt thereof.

     Section 6.3 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

     Section 6.4 Legends. The certificates evidencing the Common Stock to be sold to the Investor shall be free of restrictive legends.

     Section 6.5 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

     Section 6.6 Additional SEC Documents. During the Commitment Period, the Company will deliver to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC, or else notify the Investor that such documents are available on the EDGAR system.

     Section 6.7 Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put. The Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Put Notice during the continuation of any of the foregoing events.

     Section 6.8 Expectations Regarding Put Notices. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company must notify the Investor, in writing, as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Put Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor, in writing, at any time as to its reasonable expectations with respect to the current calendar quarter.

     Section 6.9 Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

                                  ARTICLE VII

            CONDITIONS TO DELIVERY OF PUTS AND CONDITIONS TO CLOSING

     Section 7.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and sell the Put Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

          (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time, except as disclosed by the Purchaser to the Company.

          (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing, and Investor shall provide a certificate to the Company, substantially in the form of that delivered by the Investor.

     Section 7.2 Conditions Precedent to the Right of the Company to Deliver a Put Notice and the Obligation of the Investor to Purchase Put Shares. The right of the Company to deliver a Put Notice and the obligation of Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on both (i) the date of delivery of such Put Notice and (ii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

          (a) Closing Certificate. All representations and warranties of the Company contained herein shall remain true and correct as of the Closing Date as though made as of such date, except as set forth in such certificate and the Company shall have delivered into escrow an Officer's Certificate signed by its Chief Executive Officer certifying that all of the Company's representations and warranties herein remain true and correct as of the Closing Date, except as set forth in such certificate and that the Company has performed all covenants and satisfied all conditions to be performed or satisfied by the Company prior to such Closing;

          (b) Blue Sky. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Common Stock to the Investor and by the Investor as set forth in the Registration Rights Agreement or shall have the availability of exemptions therefrom;

          (c) Delivery of Put Shares. Delivery into escrow or to DTC of the Put Shares;

          (d) Opinion of Counsel. Receipt by the Investor of an opinion of counsel to the Company, in the form of Exhibit E hereto; and

          (e) Transfer Agent. Delivery to the Company's transfer agent of instructions to such transfer agent in form and substance reasonably satisfactory to the Investor.

          (f) Registration of the Common Stock with the SEC. The Registration Statement shall have previously become effective and shall remain effective and available for making resales of the Put Shares and Warrant Shares by the Investor on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist.

          (g) Authority. The Company will satisfy all laws and regulations pertaining to the sale and issuance of the Put Shares.

          (h) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Escrow Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

          (i) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

          (j) Adverse Changes. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

          (k) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock (including, without limitation, the Put Shares) is not suspended by the SEC or a Principal Market, and the Common Stock (including, without limitation, the Put Shares) shall have been approved for listing or quotation on and shall not have been delisted from a Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market. The Company shall not have received any notice threatening to delist the Common Stock from the Principal Market.

          (l) No Knowledge. The Company has no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is reasonably likely to occur within the thirty (30) Trading Days following the Trading Day on which such Notice is deemed delivered).

          (m) Trading Cushion. The Trading Cushion shall have elapsed since the next preceding Put Date.

          (n) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2.

                                  ARTICLE VIII

         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION

     Section 8.1 Due Diligence Review. The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD, AMEX or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such publicly available information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

     Section 8.2  Non-Disclosure of Non-Public Information.

          (a) The Company shall not disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

          (b) Nothing herein shall require the Company to disclose material non-public information to the Purchaser or its advisors or representatives, and the Company represents that it does not disseminate material non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, promptly notify the advisors and representatives of the Purchaser and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Purchaser (without the written consent of the Purchaser prior to disclosure of such information as set forth in Section 8.2(a)) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX

                          TRANSFER AGENT INSTRUCTIONS

     Section 9.1 Transfer Agent Instructions. Upon each Closing, the Company will issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions to deliver the Put Shares without restrictive legends to the Escrow Agent.

     Section 9.2 No Legend or Stock Transfer Restrictions. No legend shall be placed on the share certificates representing the Put Shares and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto.

     Section 9.3 Investor's Compliance. Nothing in this Article shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Put Shares.

                                   ARTICLE X

                                 CHOICE OF LAW

     Section 10.1 Governing Law/Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including attorney's fees, from the non-prevailing party.

                                   ARTICLE XI

                                   ASSIGNMENT

     Section 11.1 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person except by operation of law. Notwithstanding the foregoing, upon the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed in the case of an assignment to an affiliate of the Investor, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound hereby.

                                  ARTICLE XII

                                    NOTICES

     Section 12.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to CytRx Corporation:                       154 Technology Parkway
                                               Technology Park/Atlanta
                                               Norcross, Georgia 30092
                                               Attention: Jack J. Luchese
                                               Telephone: (770) 368-9500
                                               Facsimile: (770)

if to the Investor:                            c/o Dr. Dr. Batliner & Partner
                                               Aeulestrasse 74
                                               FL-9490 Vaduz, Liechtenstein
                                               Attention: Hans Gassner
                                               Telephone: 011-075-236-0404
                                               Facsimile: 011-075-236-0405

with a copy to:                                Robert F. Charron, Esq.
                                               (shall not constitute notice)
                                               Epstein Becker & Green, P.C.
                                               250 Park Avenue
                                               New York, New York
                                               Telephone: (212) 351-4500
                                               Facsimile: (212) 661-0989

     Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                                  ARTICLE XIII

                                 MISCELLANEOUS

     Section 13.1 Counterparts/Facsimile/Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

     Section 13.2 Entire Agreement. This Agreement, the Exhibits hereto, which include, but are not limited to the Escrow Agreement, the Registration Rights Agreement and the Warrants, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

     Section 13.3 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 13.4 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 13.5 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

     Section 13.6 Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Put Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company (which shall not exceed that required by the Company's transfer agent in the ordinary course) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

     Section 13.7 Fees and Expenses. Each of the Company and the Investors agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, expenses and disbursements of Investors' counsel in the amount of $10,000 plus $750 per Closing of a Put.

     Section 13.8 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party Ladenburg Thalmann & Co. Inc. whose fee shall be paid by the Company. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

     Section 13.9 Publicity. The Company agrees that it will not issue any press release or other public announcement of the transactions contemplated by this Agreement without the prior consent of the Investor, which shall not be unreasonably withheld nor delayed by more than two (2) Trading Days from its receipt of such proposed release; provided, however, that if the Company is advised by its outside counsel that it is required by law or the applicable rules of any Principal Market to issue any such press release or public announcement, then, it may do so without the prior consent of the Investor, although it shall be required to provide prior notice (which may be by telephone) to the Investor that it intends to issue such press release or public announcement. No release shall name the Investor without its express consent.

     Section 13.10 Effectiveness of Agreement. This Agreement shall become effective only upon satisfaction of the conditions precedent to the Initial Closing set forth in Article I of the Escrow Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                          CYTRX CORPORATION

                                          By:
                                             -----------------------------------
                                             Jack J. Luchese, President and CEO

                                          MAJORLINK HOLDINGS LIMITED

                                          By:
                                             -----------------------------------
                                             Hans Gassner, Authorized Signatory

PROXY

                               CYTRX CORPORATION
                             154 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092
                         ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of CytRx Corporation (the "Company"), hereby constitutes and appoints Jack J. Luchese and Mark W. Reynolds or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Hilton Hotel at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia, on Tuesday, June 27, 2000, at 10:00 a.m., local time, or at any adjournments thereof (the "Annual Meeting"), upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated May 15, 2000, the receipt of which is acknowledged, in the manner specified below.

     1. ELECTION OF DIRECTORS. On the proposal to elect the following nominee for Class III director to serve until the 2003 Annual Meeting of Stockholders of the Company and until his successor is elected and qualified:

         Max Link

         For  [ ]            Withhold Authority  [ ]

     2. INCREASE IN AUTHORIZED SHARES OF COMMON STOCK. On the proposal to approve an amendment to the Company's Restated Certificate of Incorporation to increase the Company's authorized shares of Common Stock from 18,750,000 to 50,000,000 shares:

         For  [ ]                    Against  [ ]                   Abstain  [ ]

     3. INCREASE IN AUTHORIZED SHARES OF PREFERRED STOCK. On the proposal to approve an amendment to the Company's Restated Certificate of Incorporation to increase the Company's authorized shares of Preferred Stock from 1,000 to 1,001,000 shares:

         For  [ ]                    Against  [ ]                   Abstain  [ ]

     4. APPROVAL OF ISSUANCE OF UP TO 5,000,000 SHARES OF COMMON STOCK UNDER PRIVATE EQUITY LINE OF CREDIT. On the proposal to issue and sell to Majorlink Holdings Limited up to 5,000,000 shares of Common Stock under a Private Equity Line of Credit Agreement:

         For  [ ]                    Against  [ ]                   Abstain  [ ]

     5. SELECTION OF AUDITORS. On the proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000:

         For  [ ]                    Against  [ ]                   Abstain  [ ]

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5 AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OF WHICH THE COMPANY DID NOT HAVE NOTICE ON OR BEFORE MARCH 27, 2000.

     Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Shares Held: ---------------------------------------

----------------------------------------------------   -----------------------------------------------------

Signature of Stockholder                               Signature of Stockholder (if held jointly)

Dated: ------------------------------------ , 2000     Dated: ------------------------------------ , 2000

       THIS PROXY IS SOLICITED ON BEHALF OF CYTRX CORPORATION'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.